Exhibit 10.1

THE SHARES ISSUABLE UPON CONVERSION OF THIS CONVERTIBLE NOTE AND THE CONVERTIBLE NOTE HAVE NOT BEEN REGISTERED UNDER THE FEDERAL OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR HYPOTHECATED IN ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH LAWS AS MAY BE APPLICABLE OR, AN OPINION OF COUNSEL TO THE COMPANY, THAT AN EXEMPTION FROM SUCH APPLICABLE LAWS EXIST.

THIS AMENDED, RESTATED AND CONSOLIDATED CONVERTIBLE NOTE REPLACES AND SUPERSEDES EACH OF THE FOLLOWING: (I) THAT CERTAIN AMENDED AND RESTATED CONVERTIBLE NOTE ISSUED ON AUGUST 25, 2015; AND (II) THAT CERTAIN CONVERTIBLE NOTE ISSUED ON JANUARY 18, 2016.

AMENDED, RESTATED AND CONSOLIDATED

CONVERTIBLE NOTE

$2,475,000.00	Issuance Date: February 29, 2016
Maturity Date: September 12, 2016

FOR VALUE RECEIVED, Ecosphere Technologies, Inc. (the “Company”), a Delaware corporation, hereby promises to pay to the order of Brisben Water Solutions LLC (the “Holder”), the principal sum of $2,475,000.00 together with interest at 10% per annum  on the basis of a 360-day year except as otherwise stated: (i) on the principal amount of $1,000,000  from September 12, 2014 to February 9, 2015; (ii) on the principal amount of $1,250,000 from February 9, 2015 to March 19, 2015; (iii) on the principal amount of $1,500,000 from March 19, 2015 to May 8, 2015; (iv) on the principal amount of $1,750,000 from May 8, 2015 to June 18, 2015; (v) on the principal amount of $2,000,000 from June 18, 2015 to July 10, 2015; (vi) on the principal amount of $2,125,000 from July 10, 2015; (vii) on the principal amount of $150,000 (the “January 2016 Advance”), the fixed amount of $15,000; and (viii) on the principal amount of $200,000 (the “February 2016 Advance”), the fixed amount of $20,000. The January 18, 2016 Note in the principal amount of $150,000 which the Company delivered to the Holder to evidence the January 2016 Advance shall be cancelled upon execution and delivery of this Amended, Restated and Consolidated Convertible Note (the “Note”) with the principal and interest due thereunder consolidated into this Note.

Interest shall be due and payable on the earlier of: (i) the Conversion Date (defined below), or each Conversion Date if more than one; and (ii) the Maturity Date (defined above), and the principal of this Note is due and payable on the Maturity Date; except that:

(a)

the principal of and interest on the January 2016 Advance shall be due and payable upon the earlier of: (A) the Conversion Date (defined below); or (B) April 17, 2016, provided that if the principal of and interest on the January 2016 Advance  are not paid by April 17, 2016, such non-payment shall: (1) extend the due date of the January 2016 Advance to the Maturity Date; (2) require the payment of additional interest in the fixed amount of $15,000, due on the Maturity Date; and (3) require the Company to deliver to the Holder  warrants to purchase 2,608,695 shares of the Company’s common stock or if the Company lacks the authorized common stock,  shares of Series C Convertible Preferred Stock (the “Series C”) on terms reasonably acceptable to the Holder including conversion into up to 2,608,695 shares of common stock; and

(b)

the principal of and interest on the February 2016 Advance shall be due and payable upon the earlier of: (A) the Conversion Date; or (B)  90 days from the Issuance Date, provided that if the principal of and interest on the February 2016 Advance are not paid by May 29, 2016, such non-payment shall: (1) extend the due date to the Maturity Date; (2) require the payment of additional interest in the fixed amount of $20,000, due on the Maturity Date; and (3) require the Company to deliver to the Holder  warrants to purchase 3,478,260 shares of the Company’s common stock or if the Company lacks the authorized common stock, shares of Series C on terms reasonably acceptable to the Holder including conversion into up to 3,478,260 shares of common stock; and provided further that if the Company receives at least $450,000.00 from Sea of Green Systems, Inc. (“SOGS”) in connection with that certain financing transaction related to SOGS engaging in a reverse merger, then within three (3) business days of the Company’s receipt of such funds from SOGS, the Company shall prepay to the Holder the principal amount of $200,000 and $20,000 of interest required by  the February 2016 Advance.

While in default, this Note (or the amount thereof in default) shall bear interest at the rate of 18% per annum or such maximum rate of interest allowable under the laws of the State of Florida. Payments shall be made in lawful money of the United States. On 10 business days prior written notice to the Holder, the Company may prepay the principal and accrued and unpaid interest, in whole or in part, without penalty or provision.  This Note shall be prepaid upon the sale by the Company of any part of the Collateral (as defined below) and shall be repaid upon occurrence of any events requiring repayment under the Original Security Agreements (defined below), as amended or the Security Agreement of even date herewith.  The Company shall give the Holder written notice of any sale of any part of the Collateral at least 30 days prior to such sale; provided, however, that the Additional February 2016 Advance Collateral (as defined in Exhibit A of that certain Security Agreement of even date herewith) shall be released upon payment of the principal of and interest on the February 2016 Advance.  This Note shall be secured by the Collateral, as defined in (i) the Amended and Restated Security Agreement between the Company and the Holder, dated as of February 9, 2015, (ii) the Security Agreement between the Company and the Holder, dated as of March 19, 2015, (iii)  the Security Agreement between the Company and the Holder, dated as of May 8, 2015, (iv) the Security Agreement between the Company and the Holder, dated as of June 18, 2015, (v) the Fidelity National Environmental Solutions, LLC Amended and Restated Collateral Assignment of Limited Liability Company Interest Proceeds, dated as of June 18, 2015, (vi) the Ecosphere Mining, LLC Collateral Assignment of Limited Liability Company Interest Proceeds, dated as of June 18, 2015, all as amended by the Extension Agreement dated as of August 25, 2015, by and among the Company, the Holder, and Sea of Green Systems, Inc., (vii) the Security Agreement between the Company and the Holder, dated as of January 18, 2016

(collectively, the “Original Security Agreements”) and (viii) the Additional February 2016 Advance Collateral, as set forth in Exhibit A of that certain Security Agreement of even date herewith.    This Note replaces that certain Amended and Restated Convertible Note dated August 25, 2015 and other prior notes between the parties as well as the January 2016 Note.

1.

Conversion to Common Stock or Series C Convertible Stock.

(a)

The number of shares of common stock issuable upon a conversion of this Note shall be determined by dividing: (i) the principal amount of this Note being converted by (ii) $0.115 per share. No fractional shares shall be issued upon a conversion. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall pay the Holder cash equal to the product of such fraction multiplied by the common stock’s fair market value at the time of conversion based on the closing price of a share of common stock on the Conversion Date.

(b)

To convert the Note into common stock on any date (a “Conversion Date”), the Holder shall: (i) transmit by email (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit 1 (the “Conversion Notice”) to the Company, and (ii) surrender this Note to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction).  On or before the second business day following the date of receipt of a Conversion Notice, the Company shall confirm that it has issued to the Holder the number of shares of common stock to which the Holder shall be entitled, and shall return to the Holder a new Note with respect to the portion of the original Note which was not converted.  The person or persons entitled to receive the common stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such common stock on the Conversion Date.

(c)

The Holder and the Company agree that in lieu of any shares of common stock deliverable upon conversion of this Note, the Company may, to the extent that it lacks sufficient authorized common stock, issue the Holder an equivalent number, on an as-converted basis, of shares of the Company’s Series C Convertible Preferred Stock (the “Series C”), which converts on the basis of 1,000,000 shares of Common Stock to one share of Series C, in accordance with the Certificate of Designation setting forth the terms of the Series C, which is attached as Exhibit G to the Securities Purchase Agreement between the Holder and the Company dated as of June 18, 2015.

(d)

For the avoidance of doubt, and notwithstanding anything in this Note or any other agreement between the Company and the Holder, Section 1 of the January 2016 Note is no longer of any force or effect, and,  no amounts of principal or interest under this Note shall be convertible into shares of common stock for SOGS.

2.

Anti-Dilution Protection.

(a)

In the event, prior to the payment of this Note, that the Company shall issue any of its shares of common stock as a stock dividend or shall subdivide the number of outstanding shares of common stock into a greater number of shares, then, in either of such events, the Conversion Price  shall be decreased proportionately; and, conversely, in the event that the Company shall reduce the number of outstanding shares of common stock by combining such shares into a smaller number of shares, then, in such event, the Conversion Price shall be increased proportionately.  Any dividend paid or distributed upon the common stock in shares of any other class of capital stock of the Company or securities convertible into shares of common stock shall be treated as a dividend paid in common stock.  In the event that the Company shall pay a dividend consisting of the securities of any other entity or in cash or other property, upon the next conversion of this Note, the Holder shall receive the securities, cash, or property which the Holder would have been entitled to if the conversion occurred immediately prior to the record date of such dividend.

(b)

In the event, prior to the payment of this Note, that the Company shall be recapitalized by reclassifying its outstanding common stock (other than into shares of common stock with a different par value, or by changing its outstanding shares of common stock to shares without par value), or in the event the Company or a successor corporation, partnership, limited liability company or other entity (any of which is defined as a “Corporation”) shall consolidate or merge with or convey all or substantially all of its, or of any successor Corporation's property and assets to any other Corporation or Corporations (any such other Corporation being included within the meaning of the term “successor Corporation” used in the context of any consolidation or merger of any other Corporation with, or the sale of all or substantially all of the property of any such other Corporation to, another Corporation or Corporations), or in the event of any other material change in the capital structure of the Company or of any successor Corporation by reason of any reclassification, reorganization, recapitalization, consolidation, merger, conveyance or otherwise, then, as a condition of any such reclassification, reorganization, recapitalization, consolidation, merger or conveyance, a prompt, proportionate, equitable, lawful and adequate provision shall be made whereby  in lieu of the securities of the Company theretofore issuable upon the conversion of this Note, the Holder upon conversion shall receive the securities or assets as may be issued or paid as a result of the foregoing; and in any such event, the rights of the Holder of this Note to any adjustment in the number of shares of common stock obtainable upon conversion of this Note, as provided, shall continue and be preserved in respect of any shares, securities or assets which the Holder becomes entitled to obtain.  Notwithstanding anything herein to the contrary, this Section 2 shall not apply to a merger with a subsidiary provided the Company is the continuing Corporation or involving a subsidiary merger and provided further such merger does not result in any reclassification, capital reorganization or other change of the securities issuable under this Note.  The foregoing provisions of this Section 2(b) shall apply to successive reclassifications, capital reorganizations and changes of securities and to successive consolidations, mergers, sales or conveyances.

(c)

In the event the Company, at any time while this Note shall remain outstanding, shall sell all or substantially all of its assets, or dissolve, liquidate, or wind up its affairs,

prompt, proportionate, equitable, lawful and adequate provision shall be made as part of the terms of any such sale, dissolution, liquidation, or winding up such that the Holder of this Note may thereafter receive, upon exercise hereof, in lieu of the securities of the Company which it would have been entitled to receive, the same kind and amount of any shares, securities or assets as may be issuable, distributable or payable  upon any such sale, dissolution, liquidation or winding up with respect to each common share of the Company; provided, however, that in the event of any such sale, dissolution, liquidation or winding up, the conversion provisions of this Note shall terminate on a date fixed by the Company, such date so fixed to be not earlier than 6:00 p.m., New York time, on the 30th day after the date on which notice of such termination of conversion provisions of this Note has been given by mail to the Holder of this Note at such Holder's address as it appears on the books of the Company.

3.

Event of Default.  In the event of any failure to pay this Note when due; or the Company shall be in breach of or default under any agreement with the Holder; or the Company shall commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts, or seeking appointment of a receiver, custodian, trustee or other similar official for it or for all or any substantial part of its assets; or there shall be commenced against the Company, any case, proceeding or other action which results in the entry of an order for relief or any such adjudication or appointment remains undismissed, undischarged or unbounded for a period of 30 days after service upon the Company; or there shall be commenced against the Company, any case, proceeding or other action seeking issuance of a warrant of attachment, execution, restraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 10 days from the entry thereof after service upon the Company; or the Company shall make an assignment for the benefit of creditors; or the Company shall take any action indicating its consent to, approval of, or acquiescence in, or in furtherance of, any of the foregoing; or the Company shall fail to pay any indebtedness for borrowed money to any third party when due; then, or any time thereafter during the continuance of any of such events, the entire unpaid balance of this Note then outstanding, together with accrued interest thereon, if any, shall be and become immediately due and payable without notice of demand by Holder.

4.

Investment Intent.  The Holder, by acceptance of this Note, warrants and represents that it is acquiring this Note and the underlying common stock for its own account, for investment and not with a view to, or for resale in connection with, the distribution thereof.  The Holder has no present intention of reselling or distributing them after any period of time.  The acquisition of the securities for investment is consistent with Holder’s financial needs.

5.

Miscellaneous.

(a)

All makers and endorsers now or hereafter becoming parties hereto jointly and severally waive demand, presentment, notice of non-payment and protest.

(b)

This Note may not be changed or terminated orally, but only with an agreement in writing, signed by the parties against whom enforcement of any waiver, change, modification, or discharge is sought with such agreement being effective and binding only upon attachment hereto.

(c)

This Note and the rights and obligations of the Holder and of the undersigned shall be governed and construed in accordance with the laws of the State of Delaware.

(d)

Any action brought by either party against the other concerning this Note shall be brought only in the state or federal courts of Florida and venue shall be in the County of Martin or the Southern District of Florida.  The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.

(e)

In the event that there is any controversy or claim arising out of or relating to this Note, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Note, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and expenses (including such fees and costs on appeal).

(f)

Upon any endorsement, assignment, or other transfer of this Note by the Holder or by operation of law, the term “Holder,” as used herein, shall mean such endorsee, assignee, or other transferee or successor to the Holder, then becoming the holder of this Note.  This Note shall inure to the benefit of the Holder and its successors and assigns and shall be binding upon the undersigned and their successors and assigns.

(g)

In the event that any interest paid on this Note is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note, and any surplus thereafter shall immediately be refunded to the Company.

(h)

To the extent permitted by law, any reproduction of this Note shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by Holder or the Company in the regular course of business) and that, to the extent permitted by law, any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be executed as of the date aforesaid.

COMPANY:
Ecosphere Technologies, Inc.,
a Delaware corporation

By:
Dennis McGuire,
Chief Executive Officer

EXHIBIT 1 TO THE AMENDED, RESTATED AND CONSOLIDATED

CONVERTIBLE NOTE DATED FEBRUARY 29, 2016

CONVERSION NOTICE

Reference is made to the Amended, Restated and Consolidated Convertible Note dated February 29, 2016 (the “Note”) issued to the undersigned by Ecosphere Technologies, Inc. (the “Company”).  In accordance with and pursuant to the Note, the undersigned hereby elects to convert, in whole or in part (as applicable), the principal and any accrued interest of the Note to which this notice is attached into common stock of the Company, as of the date specified below.

Date of Conversion:
Please confirm the following information:
Conversion Price:
Principal and accrued interest to be converted (if partial):
Number of shares of common stock to be issued:
Please issue the common stock into which the Note is being converted in the following name and to the following address:
Issue to:

Email Address:
Authorization:
By:
Title:
Dated:
Account Number:
(if electronic book entry transfer)
Transaction Code Number:
(if electronic book entry transfer)